UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 14, 2008

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1360 150 South Fifth Street Minneapolis, MN 55402
(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021
Registrant’s Telephone Number, including Area Code

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On May 14, 2008, MAIR Holdings, Inc. (the “Company”), its wholly-owned subsidiary Big Sky Transportation Co. (“Big Sky”) and Mesa Airlines Inc. (“Mesa”) executed a Settlement Agreement and Mutual Release (the “Agreement”) under which the parties settled their dispute regarding ten aircraft that Big Sky leased from Mesa.  Pursuant to the Agreement, Big Sky made a one-time payment of $1.5 million to Mesa in exchange for the termination of the leases for all ten aircraft.  Big Sky returned all ten aircraft to Mesa on or prior to May 14, 2008.  The Agreement also provides for Mesa to retain $160,000 in security deposits previously paid by Big Sky and provides for Mesa to retain amounts prepaid by Big Sky to satisfy return conditions relating to the aircraft.  Finally, Mesa also agreed to cancel the $1.9 million letter of credit with Wells Fargo Bank, N.A. that the Company had established for Mesa’s benefit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2008	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel